EXHIBIT 11


               STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                             THE VINCAM GROUP, INC.
                   CALCULATION OF BASIC AND DILUTED NET INCOME
                                PER COMMON SHARE

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

                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,               SEPTEMBER 30,
                                                --------------------------  --------------------------
                                                     1998          1997          1998          1997
                                                ------------  ------------  ------------  ------------

Net income                                      $ 2,491,099   $ 1,028,233   $ 6,650,554   $ 2,144,549
                                                ============  ============  ============  ============
Weighted average number of common shares
  outstanding used in basic net income per
  share calculation                              15,682,656    15,309,704    15,625,365    15,164,651
                                                ============  ============  ============  ============

Basic net income per common share               $      0.16   $      0.07   $      0.43   $      0.14
                                                ============  ============  ============  ============

Weighted average number of common shares
  outstanding used in basic net income per
  share calculation                              15,682,656    15,309,704    15,625,365    15,164,651



Assumed exercise of stock options, net of
  treasury shares acquired                          374,824       653,083       467,371       799,729
                                                ------------  ------------  ------------  ------------
Weighted average number of shares used in
  earnings per share calculation                 16,057,480    15,962,787    16,092,736    15,964,380
                                                ============  ============  ============  ============
Net income per common and common
  equivalent share                              $      0.16   $      0.06   $      0.41   $      0.14
                                                ============  ============  ============  ============

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